UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 26, 2009
Forest City Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-4372	34-0863886

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio	44113

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 216-621-6060
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Convertible Senior Notes
On October 26, 2009, Forest City Enterprises, Inc. (the “Company”) issued and sold $200 million aggregate principal amount of its 5.00% Convertible Senior Notes due 2016 (the “Notes”) pursuant to a purchase agreement, dated October 20, 2009 (the “Purchase Agreement”), among the Company, Merrill Lynch, Pierce Fenner & Smith Incorporated, Barclays Capital Inc., Goldman, Sachs & Co., and Morgan Stanley & Co. Incorporated (the “Initial Purchasers”). The net proceeds from the offering, after deducting the Initial Purchaser’s discount, the cost of note hedge transactions described below and the estimated offering expenses payable by the Company, were approximately $177.3 million. The Company intends to use the net proceeds to reduce outstanding borrowings under its $750 million revolving credit facility and for general corporate purposes, which, depending on prevailing market conditions, could include repayment of debt with earlier maturities. The purchase price paid by the Initial Purchasers for the Notes was 97% of the principal amount thereof, resulting in aggregate discounts of $6.0 million in connection with the sale of the Notes.
The Notes and the Company’s Class A common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. Shares of the Company’s Class A common stock issuable upon conversion of the Notes have been reserved for issuance by the Company and listed on the New York Stock Exchange.
The Notes are governed by an Indenture, dated October 26, 2009 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”). A copy of the Indenture and Form of Note is filed herewith as Exhibit 4.1.
The Notes mature on October 15, 2016 and bear interest at the rate of 5.00% per year on the principal amount of the Notes, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2010. The Company may not redeem the Notes prior to maturity.
Holders may convert their Notes at their option at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date in multiples of $1,000 principal amount. The initial conversion rate for the Notes is 71.8894 shares of the Company’s Class A common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $13.91 per share of the Company’s Class A common stock), subject to adjustment as set forth in the Indenture.
Upon a designated event, including a fundamental change, (as such terms are defined in the Indenture), holders may require us to purchase all or any portion of their Notes, in multiples of $1,000 principal amount, plus any accrued and unpaid interest, including additional interest, if any, up to, but excluding, the relevant designated event purchase date.
The foregoing description of the terms of the Purchase Agreement, Indenture and Notes is qualified in its entirety by reference to the full text of the Purchase Agreement, Indenture and Form of Note filed herewith as Exhibits 1.1 and 4.1, respectively, and incorporated into this Item 1.01 by reference.
Convertible Note Hedge Transactions
In connection with the offering of the Notes, on October 20, 2009 and October 22, 2009, the Company entered into convertible note hedge transactions (the “Convertible Hedge Transactions”) with counterparties that are affiliates of one or more of the Initial Purchasers (the “Option Counterparties”). The Convertible Hedge Transactions cover, subject to anti-dilution adjustments substantially similar to the Notes, approximately 14.4 million shares of the Company’s Class A common stock. The Convertible Hedge Transactions are intended to reduce, subject to a limit, the potential dilution with respect to the Company’s Class A common stock upon conversion of the Notes. The cost of the Convertible Hedge Transactions was approximately $15.9 million. The Convertible Hedge Transactions are separate contracts entered into by the Company with each of the Option Counterparties and are not part of the terms of the Notes and will not give the holders of Notes any rights with respect to the Convertible Hedge Transactions.
In connection with establishing their initial hedge of these transactions, the Option Counterparties have informed the Company that each Option Counterparty, or an affiliate thereof, expects to enter into various derivative transactions with respect to the Company’s Class A Common Stock concurrently with or shortly after the pricing of the Notes. These activities could have the effect of increasing, or preventing a decline in, the market price of the Company’s Class A common stock concurrently with or shortly after the pricing of the Notes.

In addition, the Option Counterparties have informed the Company that each Option Counterparty, or an affiliate thereof, is likely to modify its hedge positions by entering into or unwinding various derivative transactions with respect to the Company’s Class A Common Stock and/or selling shares of the Company’s Class A common stock or other securities of the Company (including the Notes) in secondary market transactions during the term of the Notes. In particular, such hedge modification transactions are likely to occur near the time of settlement for a conversion of Notes, which may have a negative effect on the amount or value of consideration holders receive in connection with the conversion of the Notes. In addition, the Company will exercise options it holds under the Convertible Hedge Transactions, or options the Company holds under the Convertible Hedge Transactions, may be terminated, whenever the Notes are converted. In order to unwind their hedge positions with respect to those exercised or terminated options, each Option Counterparty expects that they, or their affiliates, will likely sell or buy the Company’s Class A common stock near the time of settlement for the converted Notes.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Certain information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.
The Notes will be senior unsecured obligations and will rank equally with all of the Company’s existing and future senior debt and senior to all its future subordinated debt and will be structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s subsidiaries. In addition, the Notes will be effectively subordinated to all of the Company’s existing and future secured debt to the extent of the collateral securing such debt.
The Notes are subject to acceleration upon the occurrence of an “event of default” as set forth in the Indenture, which consists generally of (1) default in any payment of interest on any Note when due if such default continues for a period of 30 days, (2) default in the payment of principal of or any other amount under any Note when due and payable, (3) failure to deliver shares of Class A common stock (or cash in lieu of fractional shares) upon a conversion of the Notes, (4) failure to comply with other covenants and agreements contained in the Indenture, subject in certain cases to notice thereof and the opportunity to cure such failures, (5) certain defaults under other debt obligations of the Company, and (6) certain events of bankruptcy, insolvency or reorganization of the Company or any of its significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Securities Act).
The foregoing description of the terms of the Indenture and the Notes is qualified in its entirety by reference to the full text of the Indenture and Form of Note filed as Exhibit 4.1 to this Form 8-K.
Item 3.02. Unregistered Sales of Equity Securities.
The information required by Item 3.02 is contained in Item 1.01 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Purchase Agreement, dated October 20, 2009, among Forest City Enterprises, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Goldman, Sachs & Co., and Morgan Stanley & Co. Incorporated.

4.1	Indenture, dated October 26, 2009, between Forest City Enterprises, Inc., as issuer, and The Bank of New York Mellon Company, N.A., as trustee, including as Exhibit A thereto, the Form of 5.00% Convertible Senior Note due 2016.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY ENTERPRISES, INC.
By:	/s/ ROBERT G. O’BRIEN
	Name:	Robert G. O’Brien
	Title:	Executive Vice President and Chief Financial Officer

Date: October 26, 2009

EXHIBIT INDEX

Exhibit No.	Description

1.1	Purchase Agreement, dated October 20, 2009, among Forest City Enterprises, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Goldman, Sachs & Co., and Morgan Stanley & Co. Incorporated.

4.1	Indenture, dated October 26, 2009, between Forest City Enterprises, Inc., as issuer, and The Bank of New York Mellon Company, N.A., as trustee, including as Exhibit A thereto, the Form of 5.00% Convertible Senior Note due 2016.